UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 Dulles Corner Boulevard, Suite 600 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2018, Sysorex, Inc. (the “Company”) and Sysorex Government Services, Inc., a wholly-owned subsidiary of the Company (“SGS” and, together with the Company, the “Borrowers”), entered into the Payplant Loan and Security Agreement (the “Loan Agreement”) with Payplant LLC as agent for Payplant Alternatives Fund LLC (“Payplant”). Pursuant to the Loan Agreement and the terms set forth in the form of promissory note attached as Exhibit A to the Loan Agreement, (the “Note”), Payplant, in its sole and absolute discretion, may loan money to the Borrowers on the basis of purchase orders or invoices issued by the Borrowers to customers for goods and services provided. The term of any loan made to the Borrowers may not exceed 360 days. The principal amount of any loan will accrue interest at a 30 day rate of 2%, calculated per day. Upon the occurrence and during the continuance of an Event of Default, as defined in the Loan Agreement, interest will accrue at a rate equal to the interest rate plus 0.42% per 30 days. In no event will interest, when combined with all fees that may be characterized as interest, exceed the Maximum Rate, as defined in the Loan Agreement. All computations of interest will be made on the basis of a 360 day year. The Borrowers will have the right to prepay any loan upon the payment of a premium of least 30 days of interest.

As security for the repayment of any loans and the performance of the Borrowers’ Obligations, as defined in the Loan Agreement, the Borrowers granted to Payplant a security interest in the Collateral, as defined in the Loan Agreement.

The Loan Agreement also includes representations and warranties made by the Borrowers, negative covenants prohibiting certain actions by the Borrowers (including, but not limited to, restrictions on additional borrowing without the consent of Payplant, restrictions on the creation of liens on the Borrowers’ property, restrictions on transactions with affiliates, restrictions on the transfer or sale of assets and restrictions on the payment of dividends) and a definition of “Events of Default” that are customary in agreements of this type. Upon the occurrence and during the continuance of any Event of Default, Payplant may, without notice or demand, declare the entire unpaid principal amount of the loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Agreement to be immediately due and payable.

As of September 27, 2018, the Borrowers have submitted purchase orders or invoices to Payplant in an aggregate amount of $2,638,197, which amount Payplant may loan to the Borrowers in accordance with the terms of the Loan Agreement and the previously disclosed Payplant Client Agreement, between the Borrowers and Payplant, dated August 31, 2018.

This summary is qualified in its entirety by reference to the Payplant Loan and Security Agreement and the Note which are included as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information included at Item 1.01 is incorporated herein by this reference.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Loan Agreement, the Borrowers will not declare or pay any dividends in respect of the Borrowers’ capital stock or other equity interest, or purchase, redeem, retire or otherwise acquire for value any of their capital stock or other equity interests now or hereafter outstanding, return any capital to their stockholders, or make any distribution of assets to their stockholders, or permit any of their subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of the Borrowers.

This summary is qualified in its entirety by reference to the Payplant Loan and Security Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

4.1	Form of Promissory Note to Payplant Loan and Security Agreement
10.1	Payplant Loan and Security Agreement dated September 21, 2018

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Promissory Note to Payplant Loan and Security Agreement (attached as Exhibit A in Exhibit 10.1 hereto)
10.1*	Payplant Loan and Security Agreement dated September 21, 2018

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: September 27, 2018	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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